SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

----------------------

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

COMMISSION FILE NUMBER: 33-18778

POTENCO, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     NEVADA                                99-0259454
STATE OR OTHER JURISDICTION OF          I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)       IDENTIFICATION NO.)

3730 KIRBY, SUITE 1200                         77098
HOUSTON, TEXAS                              (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

NOT APPLICABLE
(FULL TITLE OF PLAN)

L. MYCHAL JEFFERSON II, 3730 KIRBY, SUITE 1200, HOUSTON, TEXAS 77098 (NAME AND ADDRESS OF AGENT FOR SERVICE)

TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (281) 587-4645

CALCULATION OF REGISTRATION FEE

================================================================================
=====   TITLE OF EACH          PROPOSED MAXIMUM     PROPOSED MAXIMUM
AGGREGATE OFFERING     REGISTRATION
CLASS OF SECURITIESAMOUNT OFOFFERING PRICEPRICEFEE (1)
     SHARESPER SHARE
--------------------------------------------------------------------------------
---------------------------------------
COMMON STOCK, PAR
VALUE $0.001 PER SHARE. 2,998,350$ .02$ 59,967.00$17.69
--------------------------------------------------------------------------------
---------------------------------------
TOTAL............       2,998,350$ .02$ 59,967.00$17.69
================================================================================
======
(1) The registration fee applies to all of the shares of the Common Stock to be issued as a result of this Registration Statement.



================================================================================






PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Registrant's latest annual report.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's latest annual report.

         (c) The description of the class of securities to be registered by this Registration Statement, which are registered under Section 12 of the Securities Act of 1934, and which were more fully described in (i) the Articles of Incorporation of Potenco, Inc., a Nevada corporation, filed on September 25, 1987 with the Secretary of State of Nevada. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The directors and officers of the Registrant shall be indemnified by the Registrant against all costs, losses, expenses and liabilities incurred by any such director or officer in the course of the Registrant's business according to the Registrant's Articles of Incorporation. In addition, all directors and officers are covered by a director's indemnification agreement.

         The foregoing discussion of the Registrant's Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by such document.


ITEM 8. EXHIBITS. The exhibits listed in the following index are filed as part of this Registration Statement. The exhibits indicated by an asterisk (*) are incorporated by reference.

         EXHIBIT
         NUMBER                       DESCRIPTION OF EXHIBIT
         -------                      ----------------------

           3(a)*       Articles of Incorporation of Potenco, Inc. filed on
September 25,
                       1987, with the Secretary of State of Nevada, described
in
                       the Registration Statement on Form S-18 of the
Registrant,
                       effective May 23, 1988. Commission File No. 33-18778
 .           5           Opinion of Bruce F. Fein, Esq.

          24           Powers of Attorney

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on January 31, 2000


                                         POTENCO, INC.



                                         By  /s/ L. Mychal Jefferson II

------------------------------------
                                             L. Mychal Jefferson II, President


         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

             SIGNATURE
TITLE                                  DATE
             ---------
-----                                  ----

  /s/  L. Mychal Jefferson II         Chief Executive Officer, President,
January 31, 2000
-----------------------------------   Chief Financial Officer, and Director
       L. Mychal Jefferson II


  /s/  Philip Cohen*                Director, Treasurer
January 31, 2000
-----------------------------------
       Philip Cohen


  /s/  Monica W. Jefferson*           Director, Secretary
January 31,2000
-----------------------------------
       Monica W. Jefferson


*By  L. Mychal Jefferson II
-----------------------------------
     L. Mychal Jefferson II,
     Attorney-in-Fact










                                  POTENCO, INC.
                DOCUMENTS CONSTITUTING A SECTION 10(A) PROSPECTUS
                  PURSUANT TO A FORM S-8 REGISTRATION STATEMENT
                               FILED January 31, 2000
             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Potenco, Inc. (the "Company") with the Securities and Exchange Commission on January 31, 2000, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933:

         1.       General Plan Information.

                  (a) The following letter agreements (the "Letter Agreements") between the Company and United Benefit, Inc., Tim Rice, Demera Advisors Ltd., Andrew Ranger, Primex Capital, Ranger Capital, East West Group, Maverick Fund, Ltd.
L. Mychal Jefferson II, Philip Cohen, Monica Jefferson, and Ulysses Herrington. (the "Participants") with respect to the payment of fees and expenses and the shares of the Company's common stock, par value $0.01 per share (the "Securities"), and the price per share at which the Securities are to be issued to the Participants in payment of their fees and expenses and expenses are more fully described in Exhibits "A" "B", "C", "D","E","F","H","I","J","K", and "L" attached hereto and incorporated herein by reference for all purposes:

                                       Fees and      Price per     Number of
Name                                   Expenses        Share        Shares
----                                   --------        -----        ------
United Benefit, Inc.                $  9,765.00      $ .02      488,250
Tim Rice                    $ 10,301.00      $ .02      515,050
Demera Advisors Ltd.                $  8,000.00      $ .02      400,000
Andrew Ranger                    $  6,530.00      $ .02      326,500
Primex Capital                    $  2,000.00      $ .02      100,000
Ranger Capital                    $  3,574.00      $ .02      178,700
East West Group               $  9,455.00      $ .02      472,750
Maverick Fund, Ltd.               $  6,642.00      $ .02      332,100
L. Mychal Jefferson II               $  2,000.00      $ .02      100,000
Philip Cohen                    $    800.00      $ .02       40,000
Monica Jefferson               $    800.00      $ .02       40,000
Ulysses Herrington               $    100.00      $ .02        5,000
                                        -----------                 -------
                                     $ 59,967.00      $ .02    2,998,350
                                        ===========                 =======

                  (b) The Letter Agreements described herein constitute an employee benefit plan as described in Rule 405 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

                  (c) The general nature and purpose of the Plan is to allow for the payment of fees and expenses due and owing by the Company to the Participants in the form of the Company's registered Securities. The Plan will terminate as soon after October 31, 2000 as the Securities called for in the Plan have been issued to the Participants, which date will not exceed December 31, 2000. It is not contemplated that the Plan will be subject to modification or extension.

                  (d) The Plan does not have any administrators. However, the Participants may contact the Company at the address or telephone number described in Paragraph 11 below to obtain additional information about the Plan.

                  (e) The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Participants is a consultant or adviser who has provided provide bona fide services to the Company, none of such services being in connection with the offer or sale of Securities of the Company in a capital-raising transaction.

         2. Securities to be Offered. The Securities to be offered pursuant to the Plan are shares of the Company's common stock, par value $0.01 per share. The common stock of the Company has been registered under Section 12 of the Securities Exchange Act of 1934.

         3. Employees Who May Participate in the Plan. Only the Participants described above may participate in the Plan.

         4. Purchase of Securities Pursuant to the Plan and Payment for Securities Offered.

                  (a) The Participants may participate in the Plan only for so long as it takes to file the Registration Statement and issue the Securities to the Participants as called for herein. Thereafter, the Participants shall have no further interest in the Plan. The only Securities to be purchased by the Participants are described herein or in the Participants' Letter Agreements. The purchase price per share of the Company's Securities for the Participants is as set forth above.

                  (b) Payment for the Securities to be purchased by of the Participants pursuant to the Plan will be the extinguishment of any further liability by the Company to the Participants with respect to the obligations described herein.

                  (c) There will be no reports delivered to the Participants as to the amounts and status of their accounts.

                  (d) The Securities will be issued to the Participants, who may sell the Securities in the open market. The Company will receive no fees or other compensation for the Securities other than the extinguishment of the debts to the Participants as described herein.

         5. Resale Restrictions. There will be no restrictions on the resale of the Securities by the Participants.

         6. Tax Effects of Plan Participation. The receipt of the Securities by the Participants will be the receipt of ordinary income since the Securities will have been received by the Participants in exchange for services. Consequently, the Participants will be taxed currently for the value of the Securities pursuant to Section 61 of the Internal Revenue Code of 1986, as amended.

         7. Investment of Funds. There is no provision under the Plan whereby the Participants may direct the investment of all or any part of the assets under the Plan.

         8. Withdrawal From the Plan; Assignment of Interest. The Participants will not be able to withdraw from, terminate, or assign their interests in the Plan.

         9. Forfeitures and Penalties. There is no event which could, under the Plan, result in a forfeiture by, or a penalty to, the Participants.
         10. Charges and Deductions, and Liens Therefor. There are no charges and deductions that may be made against the Participants, the Securities, or assets of the Plan, or the creation of any lien on any funds, securities, or other property held under the Plan.

         11. Information Contained in the Registration Statement. The Company shall furnish to the Participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, all of such documents being incorporated by reference in this Section 10(a) Prospectus. The Company shall also furnish to the Participants, without charge, upon written or oral request, any other documents required to be delivered to employees of the Company pursuant to Rule 428(b) promulgated under the Securities Act of 1933. Any such request should be directed to the Company at 3730 Kirby Drive Suite 1200, Houston, Texas 77098, telephone (281) 587-4645, and telecopier (713) 334-1226

         12. Information Currently Furnished. The Participants have been furnished with a copy of the Company's Form 10-KSB for the fiscal year ended December 31, 1998.

         13. Information to be Furnished in the Future. The Company shall deliver to the Participants copies of all reports, proxy statements and other communications distributed to its security-holders generally, and such material shall be sent or delivered no later than the time that it is sent to security-holders of the Company.



Attachments:

Exhibit  "A"   -The Letter Agreement for United Benefit, Inc.
Exhibit  "B"   -The Letter Agreement for Tim Rice
Exhibit  "C"   -The Letter Agreement for Demera Advisors Ltd.
Exhibit  "D"   -The Letter Agreement for Andrew Ranger
Exhibit  "E"   -The Letter Agreement for Primex Capital
Exhibit  "F"   -The Letter Agreement for Ranger Capital
Exhibit  "G"   -The Letter Agreement for East West Group
Exhibit  "H"   -The Letter Agreement for Maverick Fund, Ltd.
Exhibit  "I"   -The Letter Agreement for L. Mychal Jefferson II
Exhibit  "J"   -The Letter Agreement for Philip Cohen
Exhibit  "K"   -The Letter Agreement for Monica Jefferson
Exhibit  "L"   -The Letter Agreement for Ulysses Herrington


















United Benefit, Inc.
3930 Howard Hughes Parkway
Las Vegas, NV

December 31, 1999


Mr. L. Mychal Jefferson II
Potenco, Inc.
3730 Kirby Ste. 1200
Houston, Texas 77098

         Re:      S-8 Stock Agreement

Dear Mr. Jefferson:

         At the present time, Potenco, Inc. owes United Benefit, Inc., at least $ 9,765.00 for consulting services rendered and incurred through December 31, 1999. In payment thereof, United Benefit, Inc., agrees to accept freely trading stock in Unicorp, Inc., worth $ 9,765.00. Potenco, Inc., will cause to be prepared and will file the required S-8 to accomplish the issuance of the stock worth $ 9,765.00 Said stock will be issued to United Benefit, Inc., as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to United Benefit, Inc., will be valued at $ .02 per share.

                                        Very truly yours,

                                        United Benefit, Inc.


                                        By: /s/ Steve Chu





Tim Rice
2620 Rose Hill Dr.
League City, Texas 77573

December 31, 1999


Mr. L. Mychal Jefferson II
Potenco, Inc.
3730 Kirby Ste. 1200
Houston, Texas 77098

         Re:      S-8 Stock Agreement

Dear Mr. Jefferson:

         At the present time, Potenco, Inc. owes Tim Rice, at least $
10,301.00   for consulting services rendered and incurred through December 31,
1999. In payment thereof, Tim Rice agrees to accept freely trading stock in Unicorp, Inc., worth $ 10,301.00. Potenco, Inc., will cause to be prepared and will file the required S-8 to accomplish the issuance of the stock worth $10,301.00. Said stock will be issued to Tim Rice, as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to Tim Rice will be valued at $ .02 per share.

                                        Very truly yours,

                                        Tim Rice


                                        By: /s/ Tim Rice


-------------------------------------





Demera Advisors Ltd
1 Stockbridge Place
44 The Ridgeway
Enfield, Middlesex UK
December 31, 1999


Mr. L. Mychal Jefferson II
Potenco, Inc.
3730 Kirby Ste. 1200
Houston, Texas 77098

         Re:      S-8 Stock Agreement

Dear Mr. Jefferson:

         At the present time, Potenco, Inc. owes Demera Advisors Ltd., at least $ 8,000 for consulting services rendered and incurred through December 31, 1999. In payment thereof, Demera Advisors Ltd agrees to accept freely trading stock in Unicorp, Inc., worth $ 8,000. Potenco, Inc., will cause to be prepared and will file the required S-8 to accomplish the issuance of the stock worth $ 8,000. Said stock will be issued to Demera Advisors Ltd, as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to Demera Advisors Ltd will be valued at $ .02 per share.

                                        Very truly yours,

                                        Demera Advisors Ltd.


                                        By: /s/ Andrew Ranger

-------------------------------------





Andrew Ranger
6 Rockingham Place
Shepherd Lane
Beaconsfield, UK
December 31, 1999


Mr. L. Mychal Jefferson II
Potenco, Inc.
3730 Kirby Ste. 1200
Houston, Texas 77098

         Re:      S-8 Stock Agreement

Dear Mr. Jefferson:

         At the present time, Potenco, Inc. owes Andrew Ranger, at least $ 6,530.00 for consulting services rendered and incurred through December 31, 1999. In payment thereof, Andrew Ranger agrees to accept freely trading stock in Unicorp, Inc., worth $ 6,530.00. Potenco, Inc., will cause to be prepared and will file the required S-8 to accomplish the issuance of the stock worth $ 6,530.00. Said stock will be issued to Andrew Ranger, as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to Andrew Ranger will be valued at $ .02 per share.

                                        Very truly yours,

                                        Andrew Ranger


                                        By: /s/ Andrew Ranger

-------------------------------------


Primex Capital
4617 Montrose Blvd. C215
Houston, Texas 77006
December 31, 1999


Mr. L. Mychal Jefferson II
Potenco, Inc.
3730 Kirby Ste. 1200
Houston, Texas 77098

         Re:      S-8 Stock Agreement

Dear Mr. Jefferson:

         At the present time, Potenco, Inc. owes Primex Capital, at least $ 2000.00 for consulting services rendered and incurred through December 31, 1999. In payment thereof, Primex Capital agrees to accept freely trading stock in Unicorp, Inc., worth $ 2,000.00 Potenco, Inc., will cause to be prepared and will file the required S-8 to accomplish the issuance of the stock worth $ 2,000.00. Said stock will be issued to Primex Capital, as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to Primex Capital will be valued at $ .02 per share.
                                        Very truly yours,

                                        Primex Capital


                                        By: /s/ Mark Rice

-------------------------------------


Ranger Capital
MIB East Bay Street
Nassau, Bahamas
December 31, 1999


Mr. L. Mychal Jefferson II
Potenco, Inc.
3730 Kirby Ste. 1200
Houston, Texas 77098

         Re:      S-8 Stock Agreement

Dear Mr. Jefferson:

         At the present time, Potenco, Inc. owes Ranger Capital, at least $ 3,574.00 for consulting services rendered and incurred through December 31, 1999. In payment thereof, Ranger Capital agrees to accept freely trading stock in Unicorp, Inc., worth $ 3,574.00. Potenco, Inc., will cause to be prepared and will file the required S-8 to accomplish the issuance of the stock worth $ 3,574.00. Said stock will be issued to Ranger Capital, as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to Ranger Capital will be valued at $ .02 per share.

                                        Very truly yours,

                                        Ranger Capital


                                        By: /s/ Mike Clark

-------------------------------------


East West Group
MIB East Bay Street
Nassau, Bahamas
December 31, 1999


Mr. L. Mychal Jefferson II
Potenco, Inc.
3730 Kirby Ste. 1200
Houston, Texas 77098

         Re:      S-8 Stock Agreement

Dear Mr. Jefferson:

         At the present time, Potenco, Inc. owes East West Group, at least $ 9,455.00 for consulting services rendered and incurred through December 31, 1999. In payment thereof, East West Group Ltd agrees to accept freely trading st ock in Unicorp, Inc., worth $ 9,455.00. Potenco, Inc., will cause to be prepared and will file the required S-8 to accomplish the issuance of the stock worth $ 9,455.00. Said stock will be issued to East West Group, as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to East West Group will be valued at $ .02 per share.

                                        Very truly yours,

                                        East West Group


                                        By: /s/ Gaye Knowles

-------------------------------------


Maverick Fund, Ltd.
MIB East Bay Street
Nassau, Bahamas
December 31, 1999


Mr. L. Mychal Jefferson II
Potenco, Inc.
3730 Kirby Ste. 1200
Houston, Texas 77098

         Re:      S-8 Stock Agreement

Dear Mr. Jefferson:

         At the present time, Potenco, Inc. owes Maverick Fund, Ltd., at least $ 6,642.00 for consulting services rendered and incurred through December 31, 1999. In payment thereof, Maverick Fund, Ltd. agrees to accept freely trading stock in Unicorp, Inc., worth $ 6,642.00. Potenco, Inc., will cause to be prepared and will file the required S-8 to accomplish the issuance of the stock worth $ 6,642.00. Said stock will be issued to Maverick Fund, Ltd., as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to Maverick Fund, Ltd. will be valued at $ .02 per share.

                                        Very truly yours,

                                        Maverick Fund, Ltd.


                                        By: /s/ Gaye Knowles

-------------------------------------



L. Mychal Jefferson II
3730 Kirby Ste. 1200
Houston, Texas 77098
December 31, 1999


Board of Directors
Potenco, Inc.
3730 Kirby Ste. 1200
Houston, Texas 77098

         Re:      S-8 Stock Agreement

Dear Sirs:

         At the present time, Potenco, Inc. owes L. Mychal Jefferson II, at least $ 2,000 for consulting services and Board compensation rendered and incurred through December 31, 1999. In payment thereof, L. Mychal Jefferson II agrees to accept freely trading stock in Potenco, Inc., worth $ 2,000. Potenco, Inc., will cause to be prepared and will file the required S-8 to accomplish the issuance of the stock worth $ 2,000. Said stock will be issued to L. Mychal Jefferson II, as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to L. Mychal Jefferson II Ltd will be valued at $ .02 per share.

                                        Very truly yours,

                                        L. Mychal Jefferson II


                                        By: /s/ L. Mychal Jefferson II

-------------------------------------


Philip Cohen
3730 Kirby Ste. 1200
Houston, Texas 77098
December 31, 1999


Mr. L. Mychal Jefferson II
Potenco, Inc.
3730 Kirby Ste. 1200
Houston, Texas 77098

         Re:      S-8 Stock Agreement

Dear Mr. Jefferson:

         At the present time, Potenco, Inc. owes Philip Cohen, at least $ 800 for consulting services rendered and incurred through December 31, 1999. In payment thereof, Philip Cohen agrees to accept freely trading stock in Potenco, Inc., worth $ 800. Potenco, Inc., will cause to be prepared and will file the required S-8 to accomplish the issuance of the stock worth $ 800. Said stock will be issued to Philip Cohen, as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to Philip Cohen will be valued at $ .02 per share.
                                        Very truly yours,

                                        Philip Cohen

                                        By: /s/ Philip Cohen
                                           -------------------------------------



Monica Jefferson
3730 Kirby Ste. 1200
Houston, Texas 77098
December 31, 1999


Mr. L. Mychal Jefferson II
Potenco, Inc.
3730 Kirby Ste. 1200
Houston, Texas 77098

         Re:      S-8 Stock Agreement

Dear Mr. Jefferson:

         At the present time, Potenco, Inc. owes Monica Jefferson, at least $ 800 for consulting services rendered and incurred through December 31, 1999. In payment thereof, Monica Jefferson agrees to accept freely trading stock in Unicorp, Inc., worth $ 800. Potenco, Inc., will cause to be prepared and will file the required S-8 to accomplish the issuance of the stock worth $ 800. Said stock will be issued to Monica Jefferson, as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to Monica Jefferson will be valued at $ .02 per share.

                                        Very truly yours,

                                        Monica Jefferson


                                        By: /s/ Monica Jefferson

-------------------------------------


Ulysses Herrington
3730 Kirby Ste. 1200
Houston, Texas 77098


December 31, 1999


Mr. L. Mychal Jefferson II
Potenco, Inc.
3730 Kirby Ste. 1200
Houston, Texas 77098

         Re:      S-8 Stock Agreement
Dear Mr. Jefferson:

         At the present time, Potenco, Inc. owes Ulysses Herrington, at least $ 100 for consulting services rendered and incurred through December 31, 1999. In payment thereof, Ulysses Herrington agrees to accept freely trading stock in Potenco, Inc., worth $ 100. Potenco, Inc., will cause to be prepared and will file the required S-8 to accomplish the issuance of the stock worth $
100. Said stock will be issued to Ulysses Herrington, as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to Ulysses Herrington will be valued at $ .02 per share.

                                        Very truly yours,

                                        Ulysses Herrington


                                        By: /s/ Ulysses Herrington

-------------------------------------






                               INDEX TO EXHIBITS

         EXHIBIT
         NUMBER                       DESCRIPTION OF EXHIBIT
         -------                      ----------------------

           3(a)*       Articles of Incorporation of Potenco, Inc. filed on
September,
                       1987 with the Secretary of State of Nevada, described
in
                       the Registration Statement on Form S-18 of the
Registrant,
                       effective May 23, 1988. Commission File No. 33-18778
 .

           5           Opinion of Bruce F. Fein, Esq.

          24           Powers of Attorney















Bruce F. Fein, P.C.
6363 Woodway Drive Suite 910
Houston, Texas 77057
Telephone: (713) 260-3960
Telecopier: (713) 260-3907

               EXHIBIT 5
February 9, 2000

Mr. L. Mychal Jefferson
President And Director
Potenco, Inc.
3730 Kirby Drive
Suite 1200
Houston, Texas 77002


Gentlemen:

         You have requested my opinion in certain matters in connection with the filing by Potenco, Inc. (the "Company") of a Registration Statement on form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an aggregate of 3,325,000 shares of the Company's Common Stock (the "Shares"). These Shares are to be issued in exchange for consulting services rendered.

     In connection with this opinion, we have examined the Registration Statement and the Company's Amended and Restated Articles of Incorporation and By-laws, and such other documents, records, certificates, memoranda and other instruments, as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as copies thereof, and the due execution and delivery of all documents, where due execution and delivery are a prerequisite to the effectiveness thereof.

     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the reason above and the Registration Statement, will be validly issued, fully paid, and non assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,

                                     /s/ Bruce F. Fein
                                     ------------------------------------
                                     Bruce F. Fein, PC












                                                                      EXHIBIT
24

                                POWER OF ATTORNEY

         WHEREAS, Potenco, Inc., a Nevada corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8 dated January 31, 2000, a draft of which has been previously reviewed by the undersigned (the "Form S-8"), together with any and all exhibits and other documents having relation to the Form S-8;

         NOW, THEREFORE, the undersigned in her capacity as a director or officer or both, as the case may be, of the Company, does hereby constitute and appoint L. Mychal Jefferson II as her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in his name and on his behalf in his capacity as a director or officer or both, as the case may be, of the Company, as fully and to all intents and purposes as the undersigned might or could do in person, and to execute any and all instruments for the undersigned and in her name in any and all capacities which such person may deem necessary or advisable to enable the Company to comply with the Act and any rules, regulations and requirements of the Commission, in connection with the filing of the Form S-8, including specifically, but not limited to, power and authority to sign for the undersigned, in her capacity as a director or officer or both, as the case may be, of the Company, the Form S-8 and any and all other documents (including, without limitation, any amendments to the Form S-8 or to such other documents)which such person may deem necessary or advisable in connection therewith; and the undersigned does hereby ratify and confirm all that such person shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 31st day of January, 2000.



                                           /s/ Philip Cohen

------------------------------------
                                           PHILIP COHEN





                                                                 EXHIBIT 24
                                POWER OF ATTORNEY

         WHEREAS, Potenco, Inc., a Nevada corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8 dated January 31, 2000, a draft of which has been previously reviewed by the undersigned (the "Form S-8"), together with any and all exhibits and other documents having relation to the Form S-8;

         NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company, does hereby constitute and appoint L. Mychal Jefferson II as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in her name and on her behalf in her capacity as a director or officer or both, as the case may be, of the Company, as fully and to all intents and purposes as the undersigned might or could do in person, and to execute any and all instruments for the undersigned and in his name in any and all capacities which such person may deem necessary or advisable to enable the Company to comply with the Act and any rules, regulations and requirements of the Commission, in connection with the filing of the Form S-8, including specifically, but not limited to, power and authority to sign for the undersigned, in his capacity as a director or officer or both, as the case may be, of the Company, the Form S-8 and any and all other documents (including, without limitation, any amendments to the Form S-8 or to such other documents)which such person may deem necessary or advisable in connection therewith; and the undersigned does hereby ratify and confirm all that such person shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 31st day of January, 2000



                                               /s/ Monica W. Jefferson

--------------------------------
                                               MONICA W. JEFFERSON